Exhibit 99.1

Natural Health Trends Reports Third Quarter 2022 Financial Results

–	More COVID restrictions and lockdowns in China adversely impacted our business
–	Strong cost control helped protect earnings
–	Declared a quarterly cash dividend of $0.20 per share

HONG KONG – November 2, 2022 – Natural Health Trends Corp. (NASDAQ: NHTC), a leading direct-selling and e-commerce company that markets premium quality personal care, wellness and “quality of life” products under the NHT Global brand, today announced its financial results for the quarter ended September 30, 2022.

Third Quarter 2022 Financial Highlights

•	Revenue of $11.7 million decreased 12% compared to $13.4 million in the second quarter of 2022 and decreased 18% compared to $14.3 million in the third quarter of 2021.

•	Operating loss was $145,000 compared to operating income of $215,000 in the second quarter of 2022 and operating income of $479,000 in the third quarter of 2021.

•

Net income was $47,000, or breakeven per diluted share, compared to net income of $183,000, or $0.02 per diluted share, in the second quarter of 2022 and net income of $471,000, or $0.04 per diluted share, in the third quarter of 2021.

•	The number of Active Members[1] decreased 4% to 41,170 at September 30, 2022 compared to 43,020 at June 30, 2022, and decreased 10% compared to 45,950 at September 30, 2021.

[1]	Natural Health Trends defines Active Members as those that have placed at least one product order with the Company during the preceding twelve-month period.

Year-to-Date 2022 Financial Highlights

•	Revenue of $36.6 million decreased 17% compared to $43.9 million in the first nine months of 2021.

•	Operating loss was $313,000 compared to operating income of $1.1 million in the first nine months of 2021.

•	Net income was $125,000, or $0.01 per diluted share, compared to $853,000, or $0.07 per diluted share, in the first nine months of 2021.

Management Commentary

“Our third quarter results were adversely impacted by extended and ongoing COVID-related measures in China,” commented Chris Sharng, President of Natural Health Trends Corp. “Despite the unpredictable environment our members must navigate through, they continue to work hard to share our superior health, wellness and beauty products and we continue to support them with new reward programs, virtual events, promotions and cautiously planned and executed incentive trips and trainings.”

Mr. Sharng continued, “We recently kicked off digital initiatives to improve our customer acquisition, member onboarding and overall shopping experience. We believe this online focus will be a key driver for future growth and enhanced productivity, in support of shareholder value.”

Balance Sheet and Cash Flow

•	Net cash used in operating activities was $5.8 million in the first nine months of 2022, compared to $557,000 in the first nine months of 2021.
•	Total cash and cash equivalents were $70.7 million at September 30, 2022, down from $75.6 million at June 30, 2022.
•

On October 31, 2022, the Company’s Board of Directors declared a quarterly cash dividend of $0.20 on each share of common stock outstanding. The dividend will be payable on November 25, 2022 to stockholders of record as of November 15, 2022.

Third Quarter 2022 Financial Results Conference Call

Management will host a conference call to discuss the third quarter 2022 financial results today, Wednesday, November 2, 2022 at 11:30 a.m. Eastern Time. The conference call details are as follows:

Date:	Wednesday, November 2, 2022
Time:	11:30 a.m. Eastern Time / 8:30 a.m. Pacific Time
Dial-in:	1-877-407-0789 (Domestic) 1-201-689-8562 (International)
Conference ID:	13733927
Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1578822&tp_key=4c5656bb68

For those unable to participate during the live broadcast, a replay of the call will also be available from 2:30 p.m. Eastern Time on November 2, 2022 through 11:59 p.m. Eastern Time on November 16, 2022 by dialing 1-844-512-2921 (domestic) and 1-412-317-6671 (international) and referencing the replay pin number: 13733927.

About Natural Health Trends Corp.

Natural Health Trends Corp. (NASDAQ: NHTC) is an international direct-selling and e-commerce company operating through its subsidiaries throughout Asia, the Americas, and Europe. The Company markets premium quality personal care products under the NHT Global brand. Additional information can be found on the Company’s website at www.naturalhealthtrendscorp.com.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this press release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those anticipated. Such risks and uncertainties include the risks and uncertainties detailed under the caption “Risk Factors” in Natural Health Trends Corp.’s Annual Report on Form 10-K filed on February 25, 2022 with the Securities and Exchange Commission (SEC), as well as in subsequent reports filed this year with the SEC. The Company assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

CONTACT:

Scott Davidson

Senior Vice President and Chief Financial Officer

Natural Health Trends Corp.

Tel (Hong Kong): +852-3107-0800

Tel (U.S.): 310-541-0888

investor.relations@nhtglobal.com

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	September 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$70,663	$83,843
Inventories	4,989	5,257
Other current assets	3,360	4,369
Total current assets	79,012	93,469
Property and equipment, net	425	463
Operating lease right-of-use assets	4,243	3,021
Restricted cash	69	522
Deferred tax asset	293	309
Other assets	553	571
Total assets	$84,595	$98,355
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$983	$761
Income taxes payable	2,995	1,345
Accrued commissions	2,524	3,636
Other accrued expenses	1,321	1,933
Deferred revenue	5,254	8,536
Amounts held in eWallets	5,151	6,341
Operating lease liabilities	1,165	1,239
Other current liabilities	846	865
Total current liabilities	20,239	24,656
Income taxes payable	9,098	12,130
Deferred tax liability	152	153
Operating lease liabilities	3,197	1,928
Total liabilities	32,686	38,867
Stockholders’ equity:
Preferred stock	—	—
Common stock	13	13
Additional paid-in capital	86,102	86,102
Accumulated deficit	(6,961)	(231)
Accumulated other comprehensive loss	(1,341)	(492)
Treasury stock, at cost	(25,904)	(25,904)
Total stockholders’ equity	51,909	59,488
Total liabilities and stockholders’ equity	$84,595	$98,355

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net sales	$11,716	$14,276	$36,622	$43,897
Cost of sales	3,098	3,668	9,398	10,857
Gross profit	8,618	10,608	27,224	33,040
Operating expenses:
Commissions expense	4,863	6,027	15,370	18,468
Selling, general and administrative expenses	3,900	4,102	12,167	13,488
Total operating expenses	8,763	10,129	27,537	31,956
Income (loss) from operations	(145)	479	(313)	1,084
Other income (expense), net	187	(53)	472	(92)
Income before income taxes	42	426	159	992
Income tax provision (benefit)	(5)	(45)	34	139
Net income	$47	$471	$125	$853
Net income per common share:
Basic	$0.00	$0.04	$0.01	$0.08
Diluted	$0.00	$0.04	$0.01	$0.07
Weighted average common shares outstanding:
Basic	11,423	11,063	11,341	10,969
Diluted	11,423	11,423	11,423	11,423

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	Nine Months Ended September 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$125	$853
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	156	237
Noncash lease expense	889	895
Deferred income taxes	(2)	66
Changes in assets and liabilities:
Inventories	140	(675)
Other current assets	1,000	(823)
Other assets	(44)	65
Accounts payable	228	300
Income taxes payable	(1,382)	(1,253)
Accrued commissions	(1,055)	29
Other accrued expenses	(540)	(157)
Deferred revenue	(3,209)	2,973
Amounts held in eWallets	(1,150)	(1,716)
Operating lease liabilities	(950)	(935)
Other current liabilities	4	(416)
Net cash used in operating activities	(5,790)	(557)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(130)	(165)
Net cash used in investing activities	(130)	(165)
CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(6,855)	(6,855)
Net cash used in financing activities	(6,855)	(6,855)
Effect of exchange rates on cash, cash equivalents and restricted cash	(858)	(151)
Net decrease in cash, cash equivalents and restricted cash	(13,633)	(7,728)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	84,365	92,892
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$70,732	$85,164
SUPPLEMENTAL DISCLOSURES OF OTHER CASH FLOW INFORMATION:
Right-of-use assets obtained in exchange for operating lease liabilities	$2,218	$516